Exhibit 99.1

Spherix Incorporated

Certification of

Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

I, Gilbert V. Levin, Chair, Chief Executive Officer, and Treasurer of Spherix Incorporated (the “Company”), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Annual Report on Form 10-K/A (Amendment 1) for the period ended December 31, 2002 (the “Report”) filed with the Securities and Exchange Commission:

•              Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gilbert V. Levin
Gilbert V. Levin
Chair, CEO and Treasurer
April 30, 2003

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Spherix Incorporated and will be retained by Spherix Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.